CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #306/307 to the Registration Statement on Form N-1A of The World Funds Trust and to the use of our report dated May 21, 2018 on the financial statements and financial highlights of Perkins Discovery Fund. Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 30, 2018